Exhibit 99.1

CorMedix Awarded Grants from Federal Qualifying Therapeutic Discovery Project Program

Bridgewater, New Jersey, November 3, 2010 (Business Wire) – CorMedix Inc. (“CorMedix”) (NYSE Amex: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiorenal disease, today announced it has been awarded two grants totaling $488,959 under the qualifying therapeutic discovery project ("QTDP") program established under Section 48D of the Internal Revenue Code. These grants were awarded based on applications CorMedix submitted for both its Neutrolin® and Deferiprone programs.

“We are very pleased to receive these grants, a source of non-dilutive funding, which will supplement our current cash position to continue to advance the development of our clinical programs in both Neutrolin® and Deferiprone,” stated Brian Lenz, CorMedix’s Chief Financial Officer.

About QTDP

The QTDP program was established as a result of the Patient Protection and Affordable Care Act of 2010 to provide tax credits or grants to taxpayers with no more than 250 employees in an amount equal to 50% of eligible 2009 and 2010 expenses related to a qualifying therapeutic discovery project. The QTDP program targeted projects that show potential to produce new therapies to treat areas of unmet medical need or prevent, detect or treat chronic or acute diseases and conditions, reduce long-term health care costs in the United States, or significantly advance the goal of curing cancer within the next 30 years. As part of the review process for research projects, the Department of Health and Human Services evaluated each project and only projects that show a reasonable potential to meet these goals were certified as eligible for the credit or grant. Allocation of the credit also took into consideration which projects show the greatest potential to create and sustain high-quality, high-paying U.S. jobs and to advance U.S. competitiveness in life, biological and medical sciences. The grant amounts were further limited because the QTDP program was oversubscribed resulting in the Company receiving significantly less than 50% of its qualifying expenditures.

About CorMedix

CorMedix Inc. is a pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac and renal dysfunction, also known as cardiorenal disease.  CorMedix’s goal is to treat kidney disease by reducing the commonly associated cardiovascular and metabolic complications, in effect, treating the kidney to treat the heart.  CorMedix currently has several product candidates in development, including its two most advanced product candidates: CRMD003 (Neutrolin®) for the prevention of central venous catheter infection and clotting in hemodialysis; and CRMD001 (a proprietary formulation of deferiprone) for the prevention of contrast-induced nephropathy in high-risk patients with chronic kidney disease. Please see www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of CorMedix’s drug candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks and uncertainties associated with: obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix’s drug candidates; CorMedix’s ability to enter into and maintain collaborations with third parties for its drug development programs; CorMedix’s dependence on its collaborations and its license relationships; achieving milestones under CorMedix’s collaborations; CorMedix’s’ dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to CorMedix; and CorMedix’s ability to maintain listing on NYSE Amex. These and other risks are described in greater detail in CorMedix’s filings with the Securities and Exchange Commission. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contacts:
Brian Lenz
Chief Financial Officer
CorMedix Inc.
908-517-9486

Investor Relations:
ProActive Capital Resources Group, LLC
Jeff Ramson
212-297-6103